SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 28, 2003

XICOR, INC.

(Exact name of registrant as specified in its charter)

California	0-9653	94-2526781

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

933 Murphy Ranch Road
Milpitas, California 95035
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 23.1
EXHIBIT 99.1
EXHIBIT 99.2

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On October 28, 2003, Xicor, Inc., a California corporation (“Xicor”), completed its acquisition of Poweready, Inc., a Delaware corporation (“Poweready”), through Xicor’s wholly-owned subsidiary Electric Acquisition Corp., a Delaware corporation (“Merger Sub”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 10, 2003, by and among (i) Xicor, (ii) Merger Sub, (iii) Poweready, (iv) the two stockholders of Poweready, which are Innovative Engineering & Product Development, Inc. and IEPD International Limited (together, the “Poweready Stockholders”); (v) Lance Chandler as Principal; and (vi) William Sapp as the Stockholder Representative. Under the terms of the Merger Agreement, Poweready was merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of Xicor.

     As consideration for the purchase and subject to the escrow fund as referenced below, Xicor (i) paid the Poweready Stockholders an aggregate of $3.0 million cash upon closing, less outstanding loans and certain expenses, (ii) issued the Poweready Stockholders a total of 947,368 shares of Xicor common stock upon closing ($9.4 million value based on Xicor’s average closing stock price of $9.95 for the 5 days surrounding the signing of the definitive agreement), and (iii) will pay the Poweready Stockholders certain additional contingent consideration equal to up to $3 million in the form of shares of Xicor common stock, to be issued to the Poweready Stockholders in three annual installments of up to $1 million worth of shares per year, subject to the achievement of certain net revenue milestones based on the business of Poweready, all in exchange for all of the capital stock and rights to acquire capital stock in Poweready outstanding as of the effective time of the merger. Xicor used its general working capital as the source of funds to make the cash payment upon completion of the transaction.

     All shares issued pursuant to the transaction were issued in reliance on an exemption from the Securities Act of 1933, as amended (the “Act”), pursuant to a Permit issued by the California Department of Corporations, in accordance with Section 3(a)(10) of the Act and Section 25121 of the California Corporate Securities Law of 1968, as amended.

     Under the terms of the Merger Agreement, the Poweready Stockholders and the Principal have agreed to indemnify Xicor from and against certain losses for a period of two years after closing. A total of 94,737 shares of Xicor common stock will be held in an escrow fund for a period of one year following the closing date as partial security for such indemnification obligations. Also, in connection with such indemnification obligations, the Merger Agreement prohibits sale or other disposition by the Poweready Stockholders of 326,316 of the Xicor shares issued in the transaction for the eighteen-month period following the closing date.

     The terms of the Merger Agreement and the other agreements, instruments and documents contemplated by the Merger Agreement were the result of arm’s-length negotiations among the parties.

     A copy of the Merger Agreement is included herein as Exhibit 2.1. The foregoing description of the Merger Agreement and the transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits to this report, which are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

Audited financial statements of Poweready for the fiscal year ended December 31, 2002, and unaudited financial statements for the six-month periods ended June 30, 2003 and 2002, are filed as Exhibit 99.1 and are incorporated herein by reference.

(b)	Pro forma financial information.

Unaudited pro forma financial statements of Xicor giving effect to the merger, are filed as Exhibit 99.2 and are incorporated herein by reference.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 10, 2003, by and among (i) Xicor, Inc.; (ii) Electric Acquisition Corp.; (iii) Poweready, Inc.; (iv) the two stockholders of Poweready, which are Innovative Engineering & Product Development, Inc. and IEPD International Limited; (v) Lance Chandler as Principal; and (vi) William Sapp as the Stockholder Representative.

23.1	Consent of Nation Smith Hermes Diamond.

99.1	Audited financial statements of Poweready for the fiscal year ended December 31, 2002, and unaudited financial statements for the six-month periods ended June 30, 2003 and 2002.

99.2	Unaudited pro forma financial statements of Xicor giving effect to the merger.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XICOR, INC.

Date: November 10, 2003	By:	/s/Louis DiNardo

Louis DiNardo
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of September 10, 2003, by and among (i) Xicor, Inc.; (ii) Electric Acquisition Corp.; (iii) Poweready, Inc.; (iv) the two stockholders of Poweready, which are Innovative Engineering & Product Development, Inc. and IEPD International Limited; (v) Lance Chandler as Principal; and (vi) William Sapp as the Stockholder Representative.

23.1	Consent of Nation Smith Hermes Diamond.

99.1	Audited financial statements of Poweready for the fiscal year ended December 31, 2002, and unaudited financial statements for the six-month periods ended June 30, 2003 and 2002.

99.2	Unaudited pro forma financial statements of Xicor giving effect to the merger.